Hanesbrands FAQs

Updated November 4, 2021 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of November 4, 2021)

Unless otherwise indicated, all guidance and related commentary as well as comparisons to prior periods reflect continuing operations.

(1) Q: What is factored into your full-year 2021 guidance?
A: Our full-year 2021 outlook reflects various puts and takes within the current environment, including, but not limited to: (1) the continued uncertainty due to the COVID-19 pandemic; (2) incremental disruptions to global supply chains around the world that are driving cost pressure and higher inflation; (3) strong demand for our brands in both our Innerwear and Activewear businesses globally; and, (4) maintaining our commitment to increase investment in our brands as part of our Full Potential strategy.

Net Sales: We expect total net sales from continuing operations of $6.76 billion to $6.83 billion. This includes an approximate $108 million tailwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. At the midpoint, our guidance represents net sales growth of approximately 11% over prior year on a reported basis.

Adjusting for the $820 million of PPE sales and $45 million of sales from the 53rd week in 2020, at the midpoint our full-year 2021 guidance represents net sales growth of approximately 29% over prior year.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $825 million to $845 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes approximately $85 million of pretax Full Potential plan-related charges, is $910 million to $930 million. Our operating profit guidance includes an approximate $18 million tailwind from the effects of foreign exchange rates as compared to last year. At the midpoint, our guidance implies an Adjusted Operating Margin of 13.5%. The expected year-over-year margin increase reflects: (1) incremental brand marketing investment of more than $50 million over 2020, most of which is in the second-half; (2) the benefits from cost savings initiatives; (3) higher cost and inflation pressure as well as higher SG&A expense due to temporary COVID-driven cost cuts in the second and third-quarters of 2020; and, (4) expense leverage from higher sales.

As compared to rebased 2019, at the midpoint of our full-year 2021 guidance, which includes higher levels of brand marketing investment as well as higher cost and inflation pressures, net sales are expected to increase 13% and adjusted operating profit is expected to increase 12%.
Interest/Other Expenses and Tax Rate: Our guidance assumes Interest and Other expenses of approximately $175 million, which excludes an approximate $45 million charge related to the expected refinancing of the Senior Secured Credit Facility and the make-whole premium for the planned redemption of the $700 million 5.375% 2025 Senior Notes. Our guidance assumes GAAP and adjusted tax rates of approximately 11% and 14%, respectively.

EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $1.53 to $1.58. Our guidance for Adjusted EPS from continuing operations is $1.79 to $1.84. Adjusted EPS from continuing operations excludes pretax Full Potential plan-related expenses (see below) and the one-time costs from the expected refinancing and Senior Note redemption (see paragraph above). Both ranges are based on diluted shares outstanding of approximately 352 million for the year.

Cash flow from operations: Our full-year cash flow from operations guidance is approximately $550 million to $600 million. Our capital expenditure guidance is approximately $75 million to $85 million.

Pretax expenses: Our guidance reflects approximately $85 million of pretax Full Potential plan-related charges.

There were no sales or profit from PPE in the third-quarter of 2021. Our full-year 2021 guidance ranges (sales, operating profit and EPS ranges noted above) assume no sales or profit related to the selling of our PPE inventory in the fourth quarter. We will not include any sales or profit related to the potential selling of the PPE inventory in any future guidance. In the event we sell any of the PPE inventory in future periods, we will clearly disclose the amount of PPE sales/profits included in our reported results for those future periods. Donations of PPE inventory will have no impact to sales or profits in future periods as this inventory has been fully written down.

(2) Q: What is factored into your fourth-quarter 2021 guidance?
A: Our fourth-quarter 2021 outlook reflects the various puts and takes within the current environment that are listed above in question 1. Since our investor day in May, we have highlighted our expectation for both cost/inflation pressures and brand marketing investments to build through the year in 2021, creating margin headwinds as the year progressed. We also highlighted our focus on cost savings initiatives and additional supply chain efficiencies to partially mitigate the cost pressures and higher levels of brand marketing investment.

Net Sales: We expect total net sales from continuing operations of $1.71 billion to $1.78 billion. This includes an approximate $6 million tailwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. At the midpoint, our guidance represents net sales growth of approximately 3% over prior year on a reported basis.

Adjusting for the $28 million of PPE sales and $45 million of sales from the 53rd week in the fourth-quarter of 2020, at the midpoint our fourth-quarter 2021 guidance represents net sales growth of approximately 8% over prior year. As compared to rebased 2019, at the midpoint, our guidance represents net sales growth of approximately 15% over fourth-quarter of 2019.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $182 million to $202 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes approximately $18 million of pretax Full Potential plan-related charges, is $200 million to $220 million. Our operating profit guidance includes an approximate $1 million tailwind from the effects of foreign exchange rates as compared to last year. At the midpoint, our guidance implies an Adjusted Operating Margin of 12.0%. The expected year-over-year margin decline is driven by higher inflation (transportation, wages, commodities, etc.) and continued higher levels of brand marketing investment.
Interest/Other Expenses and Tax Rate: Our guidance assumes Interest and Other expenses of approximately $40 million, which excludes an approximate $45 million charge related to the expected refinancing of the Senior Secured Credit Facility and the make-whole premium for the planned redemption of the $700 million 5.375% 2025 Senior Notes. Our guidance assumes an effective tax rate of approximately 12% on both a GAAP and adjusted basis.

EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $0.24 to $0.29. Our guidance for Adjusted EPS from continuing operations is $0.40 to $0.45. Adjusted EPS from continuing operations excludes pretax Full Potential plan-related expenses (see above) and the one-time costs from the expected refinancing and Senior Note redemption (see above). Both ranges are based on diluted shares outstanding of approximately 353 million for the quarter.

No sales or profit related to the selling of our PPE inventory are included in our fourth-quarter 2021 guidance ranges (sales, operating profit and EPS ranges noted above). We will not include any sales or profit related to the potential selling of the PPE inventory in any future guidance. In the event we sell any of the PPE inventory in future periods, we will clearly disclose the amount of PPE sales/profits included in our reported results for those future periods. Donations of PPE inventory will have no impact to sales or profits in future periods as this inventory has been fully written down.

(3) Q: Can you comment on the intended refinancing of your Senior Secured Credit Facility?
A: Subject to market conditions, we intend to refinance our Senior Secured Credit Facility in the fourth-quarter of 2021. In conjunction with the refinancing, we intend to redeem the $700 million 5.375% 2025 Senior Notes using proceeds from the transaction and cash on hand. The make-whole premium to redeem the 5.375% 2025 Senior Notes and the transaction fees are estimated to result in a one-time charge of approximately $45 million, which is reflected in our fourth-quarter and full-year 2021 guidance ranges (see questions 1 and 2). We estimate this transaction will result in approximately $35 million of annual savings in interest and other expense, with approximately $4 million recognized in the fourth-quarter 2021. The expected interest and other expense savings is reflected in our fourth-quarter and full-year 2021 guidance ranges (see questions 1 and 2).

(4) Q: Can you provide any additional information regarding the reclassification of the European Innerwear business to
Discontinued Operations?
A: Please see the Investor Day Handout, which can be found on our IR website at www.Hanes.com/Investors, or in the 8-K filing on May 11, 2021.

***For prior FAQs please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted income tax expense, adjusted income before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA and net debt.

Adjusted EPS is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted net income is defined as net income from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income from continuing operations before income tax is defined as income from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration. Charges taken in 2020 include supply chain restructuring actions, program exit costs, COVID-19 related charges, Full Potential plan charges and the write-off of a discrete tax asset related to our Bras N Things acquisition. COVID-19 related charges include intangible asset and goodwill impairment charges, bad debt expense and supply chain re-startup costs. Full Potential plan charges include inventory write-down charges related to our SKU reduction initiative and discontinuation of our PPE business. Charges for actions taken in 2021 include professional fees, operating model charges and first quarter’s intangible asset impairment charges related to our Full Potential plan. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

We have chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

We have also chosen to present EBITDA, adjusted EBITDA and the ratio of net debt to adjusted EBITDA to investors because we consider these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Net debt is defined as total debt less cash and cash equivalents. We believe that these metrics are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses the ratio of net debt to adjusted EBITDA for planning purposes in connection with setting our capital allocation strategy. These metrics should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
In addition, we have chosen to present certain year-over-year comparisons with respect to our rebased 2019 business, which excludes the exited C9 Champion mass program and DKNY intimate apparel license. We believe this information is useful to management and investors to facilitate a more meaningful comparison of the results of our ongoing business.
We are a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to our reported operating results, we also present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. We believe this information is useful to management and investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
Organic sales are net sales excluding those derived from businesses acquired within the previous 12 months of a reporting date.

We believe constant currency and organic sales information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See our press release dated November 4, 2021 to reconcile quarterly and full-year non-GAAP performance measures to the most directly comparable GAAP measure. A copy of the press release is available at www.Hanes.com/Investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs include certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 pandemic on our business and financial performance, guidance and predictions regarding expected operating results, including related to our Full Potential plan, the disposal of our European Innerwear business, and the planned refinancing of our Senior Secured Credit Facility are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential plan to achieve the desired results; the potential effects of the COVID-19 pandemic, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects, such as our Full Potential plan, in order to achieve the desired results; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.